Exhibit 10.10

FORM OF INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of __ ____, 2021, is by and among (i) CENAQ Energy Corp., a Delaware corporation (the “Company”), (ii) CENAQ Sponsor LLC (the “Sponsor”), and (iii)___________________ (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the Company, the Investor has expressed an interest in acquiring up to 1,485,000 units in the IPO (the “IPO Indication”), at a price of $10.00 per unit, with such IPO Indication not exceeding 9.9% of the total IPO units (post overallotment).

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor 75,000 shares of Class B common stock, par value $0.0001 per share, of the Company (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.0058 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor 75,000 Founder Shares (such shares, the “Transferred Shares”) currently held by the Sponsor for an aggregate purchase price of $435.00 (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay $435.00 to the Sponsor in immediately available funds by wire transfer or other method agreed upon by the parties.

(b)

Subject to (i) the fulfillment by Investor of the IPO Indication (which shall include the acquisition of 100% of the Units of the Company allocated to Investor by the underwriters in the IPO, but in no event more than 9.9% of the number of Units sold in the IPO post overallotment) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

Notwithstanding the foregoing, if Subscriber purchases less than the IPO Indication solely due to the fact that the number of Units sold in the IPO is reduced or the underwriter of the IPO allocates less Units to Investor than the IPO Indication (the “Alternate IPO Indication”) then, if Investor purchases the Alternate IPO Indication, Investor shall still be entitled to purchase the Transferred Shares.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor, as follows:

(a)	The Company is validly existing as a corporation under the laws of the State of Delaware. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any decree, order, statute, rule or regulation applicable to the Company. To the best of the Company’s knowledge, the Founder Shares have been duly authorized and validly issued and are fully paid and non-assessible.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	The Transferred Shares shall not be subject to forfeitures, surrenders, transfers, disposals, exchanges or earn-outs for any reason, including as part of negotiating a Business Combination (as defined below).

(e)	The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the Company in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founder Shares have been offered to the Sponsor and other parties, and the Sponsor expressly reserves the right to issue membership interests in the Sponsor in its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

 Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A common stock, par value $0.0001 per share issuable upon conversion of the Transferred Shares (the “Conversion Class A Common Stock”), held by it until the earlier of (i) six months after the date the Company consummates a Business Combination (as defined below) (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after the consummation a Business Combination and (B) the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Common Stock for cash, securities or other property. Notwithstanding anything to the contrary contained herein, any Units, Class A Common Stock and Warrants purchased by the Investor in the IPO or any security of the Company acquired in the open market shall not be subject to the foregoing restrictions., The Transferred Shares shall not be subject to additional lock-up periods except as described in this Section 5.

(b)	Investor acknowledges that the Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall (i) vote all Founder Shares in favor of such proposed Business Combination and (ii) not redeem any shares of Conversion Class A Common Stock owned by it, him or her in connection with such stockholder approval.

(c)	Investor acknowledges that it is aware the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company with respect to the Transferred Shares..

(d)	In connection with the IPO, the Company shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

(e)	Notwithstanding the foregoing, nothing in this Agreement shall operate as a waiver of any rights held by the Investor in respect of securities of the Company other than with respect to the Transferred Shares and Conversion Common Stock, including, for the avoidance of doubt, any redemption rights or other claims the Investor may have against the Trust Account in respect of any other Units or shares of Class A common stock Investor may have purchased or may later purchase in any transaction other than as described in this Agreement For the Units and Class A common stock underlying the Units that the Investor may purchase in the Company’s contemporaneous offering, the Investor will have the same rights with respect to those Units and underlying Class A common as the rights afforded to the Company’s other public stockholders purchasing Units and underlying common stock in that offering.

Section 6. Miscellaneous.

(a)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(b)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(c)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(d)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(f)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

By:
Name:
Title:

COMPANY:

CENAQ ENERGY CORP.

By:
Name:
Title:

SPONSOR:
CENAQ SPONSOR LLC

By:
Name:
Title: